                                                                     Exhibit 9.1

                             VOTING TRUST AGREEMENT

     This Agreement is made on the 1st day of February, 1998, by and between the undersigned parties to create a Voting Trust of certain common stock of Braun Technology Group, Inc., an Illinois business corporation (the "Company").

                                   ARTICLE I
                       CONSIDERATION AND PURPOSE OF TRUST

                                 Consideration

1.01. In consideration of their mutual promises, the parties named below enter into this Voting Trust Agreement.

                                Purpose of Trust

1.02. The parties enter into this Voting Trust Agreement for the purpose of concentrating the vote of the shares represented under this Agreement into a clear and definite policy of management under the discretion of the Voting Trustee, and provide for continuity in the management and policies and the stability of future market value of the Company by restricting the sale of any and all of Shareholder's shares prior to occurrence of certain events.

                                   ARTICLE II
                           PARTIES AND EFFECTIVE DATE

                                    Parties

2.01.  The parties to this Agreement are:

     (a) The particular individual shareholders of Braun Technology Group, Inc., who shall subscribe their names to this Agreement ("Shareholders");

     (b) Steven J. Braun, Trustee ("Trustee"); and

     (c) Gregory A. Ostendorf, Secretary of the Company ("Registrar").

                                 Effective Date

2.02. This Voting Trust Agreement shall become effective when signed the Shareholders and all the other parties to this Agreement in accordance with Paragraph 10.09.

                                  ARTICLE III
                             TRUSTEES AND REGISTRAR

                           Number and Term of Trustee

3.01. There shall be one (1) Trustee of this Trust. The Trustee shall be as named above and his successors shall be appointed as provided in Paragraph 3.05. The Trustee shall serve for the entire term of this Trust in the absence of his removal, resignation, incapacity, or death.

                                Death of Trustee

3.02. The rights and duties of the Trustee shall terminate on his/her death and no interest in any of the property owned or held by the Trust or any of the rights or duties of the Trustee may be transferred by will, devise, succession, or in any manner except as provided in this Agreement. The heirs, administrators, and executors of the Trustee shall, however, have the right and duty to convey any property held by the Trustee under this Agreement to the successor Trustee.

                                  Resignation

3.03. The Trustee may resign by giving notice of his or her resignation to the Registrar. When a Trustee resigns, the successor Trustee may settle any account or transaction with the resigning Trustee.

                                    Removal

3.04. The Trustee may be removed for cause at any time by the affirmative vote of not less than two thirds (2/3) of the Shareholders (pursuant to Paragraph 10.08).

                               Successor Trustee

3.05. In the event of the death, resignation, removal, or incapacity to act of Steven J. Braun, as Trustee, Jennifer M. Braun shall be the successor. In the event of the death, resignation, removal, incapacity to act of Jennifer M. Braun, as Trustee, or in the event she refuses to serve as Trustee, Gregory A. Ostendorf shall be the successor. In the event of the death, resignation, removal, incapacity to act of Gregory A. Ostendorf, as Trustee, or in the event he refuses to serve as Trustee, Michael K. Braun shall be the successor.

                     Duties and Qualifications of Registrar

3.06. The Registrar is appointed as the agent of the Trustee to perform these duties:

(a) To receive and hold as the Trustee's depositary share certificates of the Company delivered to the Trustee under this Agreement; and

(b) The Trustee may appoint the Registrar, as his/her agent, to perform any other of his/her functions. The Registrar may be an individual or a corporation. The Registrar may be the Trustee, a shareholder of the Company, an officer or director of the Company, or a Shareholder under this Agreement.

                              Successor Registrar

3.07. The Registrar may resign by giving ten (10) days' notice to the Trustee, and the Registrar may at any time be removed by written instrument signed by the Trustee and delivered to the Registrar. If a vacancy occurs in the position of Registrar, the Trustee may appoint as successor another Registrar by an instrument in writing signed by him/her and delivered to the successor. The successor shall then be entitled to all the rights, authorities, and powers of a Registrar under this Agreement. The Registrar so resigning or so removed shall transfer and deliver to the successor the share certificates then held by him or her, together with all books and records relating to this Trust. The successor shall be required to execute a copy of this Agreement indicating his or her consent to act in accordance with its terms.

                                   ARTICLE IV
                         DEPOSIT AND TRANSFER OF SHARES
               ISSUANCE AND TRANSFER OF VOTING TRUST CERTIFICATES

                               Deposit of Shares

4.01. On the execution of this Agreement, the Shareholders shall deposit with the Registrar share certificates for all shares of the Company owned by them. All these share certificates shall be endorsed in blank or to the Trustee, and shall be accompanied by instruments of transfer that will enable the Registrar to cause the share certificates to be transferred to the name of the Trustee.

                         Transfer of Shares to Trustee

4.02. All share certificates of the Company delivered to the Registrar shall be surrendered by the Registrar to the Company and shall be canceled. The new share certificates shall state that they are issued pursuant to this Agreement. The entry of ownership of the shares by the Trustee in the stock transfer records of the Company shall also state that the share certificates are issued pursuant to this Agreement.

                    Transfer of Shares to Successor Trustee

4.03. Despite any changes in the Trustee, the certificates for shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee or Trustees with the same effect as if endorsed and transferred by the Trustee who has ceased to act. The Trustees are authorized and empowered to cause any further transfer of the shares to be made that may be necessary because of any change of persons holding the office of Trustee.

                               No Sale of Shares

4.04. Despite the provisions of Paragraph 4.01, the Trustee shall have no authority to sell or otherwise dispose of or encumber any of the stock deposited pursuant to the provisions of this Agreement.

                               Share Certificates

4.05. On receipt by the Registrar of the share certificates and transfer of them into the name of the Trustee, the Trustee shall hold the share certificates subject to the terms of this Agreement.

                                   ARTICLE V
                          VOTING AND ACTION BY TRUSTEE

                                Voting of Shares

5.01. While the Trustee holds shares deposited pursuant to the provisions of this Agreement, he/she shall possess and in their unrestricted discretion shall be entitled to exercise in person or by their nominees, agents, attorneys-in-fact, or proxies, all rights and powers of absolute owners and to vote assent, or consent with respect to the shares and to take part in and consent to any corporate or shareholders' actions, and to receive dividends and distributions on the shares. No other person shall have any voting rights in connection with the shares so long as this Agreement is in effect and the shares are registered in the name of the Trustee.

                         Voting in Interest of Company

5.02. In voting shares of stock or in doing any act regarding the control or management of the Company or its affairs, as holder of stock deposited under this Agreement, the Trustee shall exercise his best judgment in the interest of the Company to the end that its affairs shall be properly managed, but he/she assumes no responsibility regarding management or any action taken by him/her or taken by the Company pursuant to his/her consent or pursuant to their vote.

                           Meeting With Shareholders

5.04. If any question arises on which the Trustee desires the opinion of the Shareholders, the Trustee may call a meeting for this purpose. At the meeting, the vote of not less than two thirds (2/3) of the Shareholders (pursuant to Paragraph 10.08) may determine the manner in which they desire the Trustee to act, and the Trustee shall be bound to act in the manner designated. The Trustee shall not be called on or expected to take any action as a result of this meeting unless and until he/she has been fully indemnified against all loss damage, claim, or injury to which he/she might be subjected, either by reason of his/her action or by reason of his/her position as Trustee under this Agreement. The Trustee shall have no obligation to call a meeting or seek the opinion of the Shareholders during the term of this Trust.

                      Trustee's Relationship with Company

5.05. Any Trustee, its employees or agents, and any firm or corporation of which it may be a member, agent, or employee, and any corporation, trust, or association of which it may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become peculiarly interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though the Trustee were not a Trustee under this Agreement. The Trustee, his/her employees, and his/her agents may act as directors or officers of the Company or of any subsidiary or controlled or affiliated corporation.

                            Compensation of Trustee

5.06.  The Trustee shall serve without compensation.

                                    Expenses

5.07. The Trustee is expressly authorized to incur and pay those reasonable charges and expenses that he/she may deem necessary and proper for administering this Agreement. The Shareholders agree to reimburse and indemnify the Trustee for all claims, expenses, and liabilities incurred by the Trustee in connection with the good faith discharge of his/her duties under this Agreement. Any such claims, expenses, or liabilities shall be charged to the Shareholders pro rata, and may be deducted from dividends or other distributions to them, or may be made a charge payable by the Shareholders and the Trustee shall be entitled to a lien for the charge on the shares, funds, or other property in his/her possession or in the possession of the Registrar.

                              Trustee's Liability

5.08. The Trustee shall be free from liability in acting on any paper, document, or signature believed by him/her to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment or for any act done or omitted, or for any mistake of fact or law, or for anything that he/she may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability under this Agreement, except that Trustee shall be liable for his or her own willful default or gross negligence. The Trustee may seek the advice of legal counsel, and any action under this Agreement taken or suffered in good faith by them in accordance with the opinion of counsel shall be conclusive on the parties to this Agreement and the Trustee shall be fully protected and shall not be subject to liability in connection with any action so taken.

                                   ARTICLE VI
            DIVIDEND AND DISTRIBUTION RIGHTS OF CERTIFICATE HOLDERS

                                 Cash Dividends

6.01. Each Shareholder shall be entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee on the shares by the Trustee under this Agreement, less the deductions provided for in Paragraph 6.05. These payments shall be made, as soon as practicable after the receipt of the dividends. Instead of receiving cash dividends and paying them to the Shareholders, the Trustees may instruct the Company in writing to pay the dividends directly to the Shareholders. When these instructions are given to the Company, all liability of the Trustee with regard to the dividends shall cease until the instructions are revoked. The Trustee may at any time revoke the instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

                                Share Dividends

6.02. If the Trustee receive as a dividend or other distribution on any shares of stock held by him/her under this Agreement, any additional shares of the Company, the Trustee shall hold such additional shares subject to this Agreement for the benefit of the Shareholders in proportion to their respective interests, and the shares shall become subject to all terms and conditions of this Agreement to the same extent as if they were originally deposited under it.

                          Distributions on Liquidation

6.03. In the event of the dissolution or total or partial liquidation of the Company, the Trustee shall receive the moneys, securities, rights, or property to which Shareholders are entitled, and shall distribute it among the Shareholders in proportion to their interests, as shown by the books of the Trustee.

                      Other Distributions to Shareholders

6.04. If, at any time during the continuation of this Agreement, the Trustees shall receive or collect any moneys through a distribution by the Company to its shareholders, other than in payment of cash dividends, or shall receive any property (other than shares of stock of the Company) through a distribution by the Company to its shareholders, the Trustee shall distribute it to the Shareholders as soon as practicable after receipt of such distribution. The Trustee may withhold from the distribution the deductions provided for in Paragraph 6.05.

                         Deductions from Distributions

6.05. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to Paragraph 5.07, to the extent that the expenses and charges remain unpaid or unreimbursed.

                                  ARTICLE VII
                               BOOKS AND RECORDS

                                Record of Shares

7.01. It shall be the duty of the Registrar to maintain a record of all share certificates of the corporation that are transferred to the Trustee, indicating the name in which the stock was held, the date or issuance of the stock, the class and series of the stock, the number of shares, and the number of the certificates representing those shares. The Registrar shall also maintain a record of the date on which he or she received any share certificates; the date on which they were delivered to the corporation for transfer to the Trustee and shall obtain a receipt for any certificates so delivered. The Registrar shall receive and hold the new share certificates issued by the corporation in the name of the Trustee and shall maintain a record indicating the date of issuance of the certificates, the date of receipt of the certificates, and the place in which the certificates are held by him or her.

                               Books of Accounts

7.03. The Registrar or his or her agent shall maintain a Book of Accounts that shall be in the form prescribed from time to time by the Trustee. In addition to other matters that the Trustee may insert in the record, the record shall show all sums of money received by the Trustee, all disbursements made by the Trustee and all unpaid obligations incurred by the Trustee. Information concerning these accounts shall be posted at least monthly.

                                 Other Records

7.04. The Registrar shall maintain such other books and records and shall perform the duties required of him or her to be performed elsewhere in this Agreement and as are requested from time to time by the Trustee.

                             Inspection of Records

7.05. The parties to this Agreement shall deposit a certified copy of this Agreement with the Company at its principal office and the Agreement shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

                                  ARTICLE VIII
                                  RESTRICTIONS

                            Restrictions on Transfer

8.01. Except as expressly provided in this Agreement, the Shareholders shall not at any time prior to termination of this Trust assign, transfer, mortgage, hypothecate or in any manner dispose of, or permit a levy or attachment on all or any part of their shares or any interest in those shares subject to this Agreement, without the prior written consent of the Trustee.

                              Permitted Transfers

8.02. The Shareholders may, solely by testamentary transfer, the laws of descent, or transfer to a trust or trusts for estate planning purposes, transfer all or a portion of their shares or any interest in those shares subject to this Agreement to their respective spouses and/or children and/or natural heirs under the laws of descent ("Permitted Transferee"). In the event of such a transfer or transfers, the transferred shares or transferred interests and the Permitted Transferees holding such shares or interests shall be subject to the terms of this Agreement, the same as Shareholder. In the event a Permitted Transferee desires to transfer his/her/its shares or interests during the term of this Trust, said Permitted Transferee may do so only under terms of this Paragraph 8.02.

                                   ARTICLE IX
                                 TERM OF TRUST

                            Irrevocability of Trust

9.01. The Trust created by this Agreement is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

                                  Termination

9.02. This Agreement shall terminate in any event three (3) years after its effective date without any action by the Trustee or any other parties. This Agreement may be terminated at an earlier date by instruments in writing executed by the Trustee.

                 Return of Share Certificates after Termination

9.03. Within thirty (30) days after the termination of this Agreement, the Trustees shall deliver or cause to be delivered to the Shareholders share certificates representing the number of shares in respect to the beneficial interests of the Shareholders under this Agreement on the execution of a receipt for such certificates and on payment by the persons entitled to receive the share certificates of a sum sufficient to cover any governmental charge on the transfer or delivery of the share certificates.

                                Final Accounting

904. Within ninety (90) days after termination of this Trust, the Trustee shall render a final accounting to the Shareholders and to the Company and shall distribute any funds or other assets held by the Trustee to the parties entitled to the funds or assets.

                           Extension of Term of Trust

9.05. At any time prior to the termination of Trust as provide for in Paragraph 9.02, the Trust may be extended for up to an additional two (2) years following the termination date stated in Paragraph 9.02 if the Shareholders unanimously assent in writing to such extension and deliver such written assents to the Trustees.

                                   ARTICLE X
                                 MISCELLANEOUS

                              Place of Performance

10.01. This Agreement is made, executed, and entered into at Chicago, Illinois, and it is mutually agreed that the performance of all parts of this Agreement shall be made at

Chicago, Illinois.

                                 Governing Law

10.02. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Illinois.

                           Severability of Provisions

10.03. This Agreement shall not be severable or divisible in any way but it is specifically agreed that, if any provision should be invalid, that the invalidity shall not affect the validity of the remainder of the Agreement.

                            Construction by Trustee

10.04. The Trustee is authorized and empowered to construe this Agreement and his/her reasonable construction made in good faith shall be conclusive and binding on the Shareholders and on all parties to this Agreement.

                               Notice to Trustee

10.05. Any notice to be given to the Trustee under this Agreement shall be sufficiently given if mailed to the Trustees at 8099 Hunt Club Road, Zionsville, Indiana 46077, or at such other address as the Trustee may from time to time designate by written notice given to the Shareholders.

                             Notice to Shareholders

10.06. Any notice to be given to a Shareholder shall be sufficiently given if mailed, postage prepaid, to him or her at the address of the Shareholder appearing in the records to be maintained by the Trustee, or at such other address as a Shareholder may from time to time designate by written notice given to the Trustee. Every notice so given shall be effective whether or not received, and notice shall for all purposes be deemed to have been given on the earlier of the date of receipt by the Shareholder or two (2) business days after the date of mailing.

                            Meetings of Shareholders

10.08. A meeting of the Shareholders may be called by the Trustee at any time on seven (7) days' notice. The notice shall contain a statement of the matters to be discussed at the meeting. At any meeting a quorum, consisting of at least fifty percent (50%) of the beneficial interests in this Trust must be present before a vote shall be taken on any matter before the meeting. Each Shareholder may vote at any meeting in person or by proxy. Each Shareholder shall have one vote for each share deposited with the Trustee under this Agreement. Action may be taken on any of the matters covered in this Agreement by the written consent of all of the parties that could have taken any action at a meeting.

                                   Execution

10.09. This Agreement shall be prepared in multiple originals and forwarded to each of the parties for execution. The Agreement shall become effective at the time provided in Paragraph 2.02. All of the signatures may be affixed to one original or to separate originals and when all originals are received, signed by all the parties, they shall constitute one Agreement that is not otherwise separable or divisible.

                             Amendment of Agreement

10.10. If at any time the Trustee deems it advisable to amend this Agreement, he/she shall submit the amendment to the Shareholders for their approval at a special meeting of the Shareholders called for that purpose. Notice of the time and place of the meeting shall be given in the manner provided in Paragraph 10.08, and shall contain a copy of the proposed amendment. If, at the meeting or any adjournment of the meeting, the proposed amendment shall be approved by the affirmative vote of a majority of the Shareholders, the proposed amendment so approved shall become a part of this Agreement as if originally incorporated in this Agreement.

     Executed and effective the 1st day of February, 1998.


/s/ Wayne L. Schneider       /s/ Josephine L. Schneider
________________________     ___________________________________
WAYNE L. SCHNEIDER           JOSEPHINE L. SCHNEIDER


/s/ Amos W. Braun            /s/ LaVerne M. Braun
________________________     ___________________________________
AMOS W. BRAUN                LaVERNE M. BRAUN


/s/ Michael K. Braun         /s/ Maureen B. Braun
________________________     ___________________________________
MICHAEL K. BRAUN             MAUREEN B. BRAUN


/s/ Janet M. Ostendorf       /s/ Gregory A. Ostendorf
________________________     ___________________________________
JANET M. OSTENDORF           GREGORY A. OSTENDORF


/s/ Steven J. Braun          /s/ Gregory A. Ostendorf
________________________     ____________________________________
STEVEN J. BRAUN, Trustee     GREGORY A. OSTENDORF
                             Registrar